Exhibit 10.6

NON-QUALIFIED SHARE OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER BEIGENE, LTD.
2016 SHARE OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:	Ordinary Shares (as defined below)

Option Exercise Price per Share:	$
[If U.S. Taxpayers, Fair Market Value on Grant Date]

Grant Date:

Expiration Date:
[No more than 10 years]

Pursuant to the BeiGene, Ltd. 2016 Share Option and Incentive Plan as amended through the date of grant (the “Plan”), BeiGene, Ltd., an exempted company incorporated in the Cayman Islands with limited liability, (the “Company”) hereby grants to the Optionee named above, who is a Non-Employee Director (as defined in the Plan), an option (the “Share Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.  The Ordinary Shares may be represented by American Depositary Shares (“ADSs”), and each ADS represents 13 Ordinary Shares.  References herein to the issuance of Ordinary Shares shall also refer to the issuance of ADSs on the same basis of one ADS for every 13 Ordinary Shares.  The Option Exercise Price per ADS shall equal the Option Exercise Price per Share multiplied by 13.  Capitalized terms in this Non-Qualified Share Option Agreement for Non-Employee Directors (this “Agreement”) shall have the meaning specified in the Plan, unless defined differently herein.

1.             Exercisability Schedule.  No portion of this Share Option may be exercised until such portion shall have become exercisable.  Except as set forth below, and subject to the discretion of the Administrator (as described in Section 2 of the Plan) to accelerate the following exercisability schedule, this Share Option shall be exercisable in full upon the earlier of the first anniversary of the Grant Date or the first annual meeting of shareholders following the Grant Date, so long as the Optionee has served continuously as a member of the Board on such date; provided that if (i) the Optionee shall die while in the service of the Company, (ii) the Optionee’s service as a director of the Company terminates by reason of the Optionee’s disability (within the meaning of Section 409A of the Code), (iii) the Optionee’s service as a director of the Company terminates in connection with the consummation of a Sale Event or (iv) a Sale Event occurs and this Share Option is not assumed, continued or substituted in connection with such Sale Event, then in any such case, this Share Option shall become immediately vested and exercisable in full.

In determining the number of vested Option Shares at the time of any exercise, the number of Option Shares shall be rounded down to the nearest whole ADS or the nearest increment of 13 Ordinary Shares.

Once exercisable, this Share Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.         Manner of Exercise.

(a)         The Optionee may exercise this Share Option only in the following manner: from time to time on or prior to the Expiration Date of this Share Option, the Optionee may give written notice to the Administrator of Optionee’s election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of Ordinary Shares that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) if permitted by the Administrator, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of Ordinary Shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above.  Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of law, and  (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Ordinary Shares to be purchased pursuant to the exercise of Share Options under the Plan and any subsequent resale of the Ordinary Shares will be in compliance with applicable laws and regulations.  In the event the Optionee chooses to pay the purchase price by previously-owned Ordinary Shares through the attestation method, the number of Ordinary Shares transferred to the Optionee upon the exercise of the Share Option shall be net of the Ordinary Shares attested to.

(b)         The Ordinary Shares purchased upon exercise of this Share Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to this Share Option unless and until this Share Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the Ordinary Shares to the Optionee, and the Optionee’s name shall have been entered as the shareholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Ordinary Shares.

(c)         The minimum number of Ordinary Shares with respect to which this Share Option may be exercised at any one time shall be 104 Ordinary Shares and shall be exercised in increments of 13 Ordinary Shares, unless the number of Ordinary Shares with respect to which this Share Option is being exercised is the total number of Ordinary Shares subject to exercise under this Share Option at the time.

(d)         Notwithstanding any other provision hereof or of the Plan, no portion of this Share Option shall be exercisable after the Expiration Date.

3.         Termination as Director.  If the Optionee ceases to be a Director for any reason including by reason of the Optionee’s death, any portion of this Share Option outstanding on such date may be exercised, to the extent exercisable on the date the Optionee ceased to be a Director, for a period of three years after the date the Optionee ceased to be a Director or until the Expiration Date, if earlier.  Any portion of this Share Option that is not exercisable on the date the Optionee ceases to be a Director shall terminate immediately and be of no further force or effect.

4.         Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Share Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.

5.         Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Share Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.         No Right to Continue as a Director.  Neither the Plan nor this Share Option confers upon the Optionee any rights with respect to continuance as a member of the Board.

7.         Integration.  This Agreement constitutes the entire agreement between the parties with respect to this Share Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

8.         Data Privacy Consent.  In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and agents (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”).  By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate.  The Optionee shall have access to, and the right to change, the Relevant Information.  Relevant Information will only be used in accordance with applicable law.

9.         Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on filewith the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BEIGENE, LTD.

By:
Name:
Title:

The undersigned hereby agrees to the terms and conditions of the foregoing Agreement.  Electronic agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Date:
Optionee’s signature

Name:

Optionee’s address: